Exhibit 10.8

Employment Contract

Shenzhen Ritar Power Co. Ltd ( hereinafter “Party A”) agrees to employ Mr. Zhenghua Cai ( hereinafter “Party B”) as the Chief Financial Officer (CFO). The two parties, pursuant to the principles of freedom of contract, equity, mutual benefits and trustworthiness, agree to sign this contract on August 1st, 2006.

I. Period

The period of the employment contract will be three years, from the 1st of August 2006 to the 31st of July 2009.

II. The Duty of Party B

Based on negotiation between Party A and Party B, Party B shall serve as Party A’s Chief Financial Officer (CFO). During the period, Party A has the right to arrange and adjust Party B’s position in accordance with his capacity and relevant requirements. Party B shall comply with instructions from Party A’s management and finish the task assigned by Party A in the given time.

III. Working hours

The working hours of Party B shall not exceed eight hours each day.

IV. Salary

Party B's monthly salary will be RMB15,000 yuan (pretax income) in accordance with the company rule.

Party B shall get the bonus in accordance with the company’s bonus system

Party A shall pay Party B's salary regularly based on actual work days. Party B’s salary will be deducted for each absent day including leave for illness or personal affairs.

V.  Termination of the Contract

Either of the both parties shall give written notice to the other party 30 days before it terminates the contract.

VI. Breach of the Contract

1 If Party A terminates the contract without justified cause and this behavior infringes Party B’s interests, it should pay a breach penalty to Party B.

2 If Party B should pay breach penalty to Party A for terminates the contract without justified cause, breach of the working disciplines or breaking the operating rules. If the aforesaid behaviors infringes Party A’s interests, Party B shall pay the damages.

VII. Party A and Party B entered into this Agreement under the principle of freedom of contract, equity, mutual benefits and trustworthiness. This contract takes effect on the date signed by both parties and will automatically expire when the contract ends.

VIII.  This contract shall be prepared in duplicate, and each Party holds one copy. Both copies have the same legal effect.

Shenzhen Ritar Power Co. Ltd
(Corporate Seal)
Date: 08/01/06

Party B:	/s/ Zhenghua Cai
Zhenghua Cai
Date: 08/01/06